Cuisine Solutions, Inc. Implements New 5 Year Performance-Based Equity Program for Senior Management
Wednesday August 20, 8:00 am ET

5 Year Time Based Equity Program for Other Key Employees

ALEXANDRIA, Va.--(BUSINESS WIRE)--Cuisine Solutions, Inc. (AMEX:FZN - News), a leading premium, fully-cooked, frozen food manufacturer, today announced that the compensation committee of its Board of Directors has approved a new 600,000 share performance-based long-term equity program for members of the Company’s senior management, as well as a 300,000 share time-based long-term equity program for certain other key employees. Each program will vest over the next 5 years. The new grant programs will be administered under the Company’s stockholder-approved 2007 Equity Incentive Plan.

The performance-based equity grants provide a sliding scale of restricted stock units (“RSUs”) to be earned over the performance period. If certain growth targets are achieved at the end of fiscal years 2010, 2011 and 2012, a maximum of 20% of the performance-based RSUs will vest, with remaining RSUs only eligible to vest at the end of fiscal year 2013. The committee's action is designed to provide continued long-term incentives to attract and retain a dynamic, growth-oriented management team.

“Based on the results of similar performance-based equity grants, the Board of Directors believes that this method of issuing performance-based equity will attract and retain the management needed to drive long-term creation of shareholder value,” said Charles McGettigan, chairman of the compensation committee of Cuisine Solutions. “The Board felt that a more appropriate measure to reward performance was to base the goals on increases in profitability, rather than changes to stock price solely over time. We have defined pre-tax earnings per share (“Pre-tax EPS”) for the fiscal year ended June 24, 2006 as the benchmark for this program. If the executive team delivers 15% compound annual growth in Pre-tax EPS from the 2006 level over the measurement period, stockholders will see the pre-tax earnings per share (excluding the non-cash charges resulting from the program) double from the 2006 level by fiscal year 2013.”

While a portion of the performance-based RSUs vest at an initial threshold of 8% compound annual growth in pre-tax earnings per share (excluding the non-cash charges associated with the program) (“CAGR”), the vesting schedule is heavily weighted toward achieving 15% CAGR. Approximately 10 senior managers are expected to participate in the program, including the CEO, COO and CFO. Depending on the Company’s CAGR through June 2013, an aggregate of up to 600,000 shares could be earned by these 10 plan participants.

The compensation committee also approved grants of time-based RSUs to other key employees. These RSUs will vest in equal amounts annually over the next five years, with the potential for plan participants to earn up to an aggregate of 300,000 shares. This program is designed to give these employees equity participation in the growth of the Company.

This press release includes statements that may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements with regard to the impacts of the restricted stock units programs on the Company’s recruitment and retention of management and other key employees, as well as the Company’s ability to generate CAGR in any amount or at all. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on the Company's current plans, expectations and beliefs that are believed to be reasonable as of the date of this press release. Factors that may cause the Company's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements include, among others, the Company’s ability to recruit and retain management and other key employees, the Company’s ability to generate positive CAGR, as well as those factors listed under the caption "Risk Factors" of the Company's Annual Report on Form 10-K for the year ended June 30, 2007, as filed with the SEC on September 21, 2007 and in the Company’s Form 10-Q for the quarter ended December 15, 2007 filed with the SEC on January 23, 2008. The risk factors set forth in the Form 10-K and the Form 10-Q under the caption "Risk Factors" are specifically incorporated by reference into this press release. Material changes in any of these or other financial factors may cause actual results to differ materially from any projections made herein. All forward-looking statements speak only as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:
Cuisine Solutions, Inc., Alexandria
Lillian Liu, 703-270-2918
lliu@cuisinesolutions.com